EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors

OmniComm Systems, Inc.

We consent to the use in this Registration Statement of OmniComm Systems, Inc. on Form SB-2 of our report dated February 16, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ GREENBERG & COMPANY CPA'S LLC

Greenberg & Company CPA's LLC
Springfield, N.J.
May 8, 2007